Exhibit 3.1

                                     BYLAWS

                                       OF

                                ROCK-TENN COMPANY

                  (Amended and Restated as of October 31, 2008)

                                    ARTICLE I

                                  SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of the shareholders for
(i) the election of directors and (ii) the transaction of such other business, each as shall properly come before the meeting pursuant to the provisions of this Article I, shall be held at such place, either within or without the State of Georgia, on such date, and at such time, as the Board of Directors may by resolution provide, or if the Board of Directors fails to provide, then such meeting shall be held at the principal executive offices of the Corporation at 9:00 a.m., on the fourth Thursday of the fourth calendar month after the end of the Corporation's fiscal year, if not a legal holiday under the laws of the State of Georgia, and if a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the twelve calendar months after the end of the Corporation's fiscal year that such meeting shall be in lieu of the annual meeting in respect of such fiscal year, provided that in any such case the notice of the meeting shall so state.

         Section 2. Special Meetings. Special meetings of the shareholders may be called by a majority of the Board of Directors, by the Chairman of the Board of Directors, by the Chief Executive Officer or by the holders of at least 50% of the outstanding voting power of the Class A Common Stock, but no such special meetings may be called by any other person or persons. The shareholders may call a special meeting in accordance with the foregoing by delivering to the Secretary of the Corporation notice of such request signed by the holders of the required percentage of shares. If the shareholders call a special meeting in accordance with the foregoing, the Board of Directors shall have the exclusive right and power to do the following with respect to such special meetings: (a) fix the record date for the determination of whether the holders of the required percentage of shares has called a special meeting, (b) fix the date and time of such special meeting which date shall be no more than 180 days after the date on which the Secretary of the Corporation received notice of the request for a special meeting and (c) fix the record date for determining the shareholders entitled to vote at the special meeting, in accordance with Section 6 of this
Article I. Special meetings shall be held at such place, either within or without the State of Georgia, as is stated in the call and notice thereof. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. At a special meeting, the Chairman shall determine, if the facts warrant, that a proposal was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting, and the defective proposal shall be disregarded.

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         Section 3. Notice of Meetings. A written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary of the Corporation to each holder of record of stock of the Corporation at the time entitled to vote, at his address as it appears upon the records of the Corporation, not less than 10 nor more than 60 days prior to such meeting. If the Secretary fails to give such notice within 20 days after the call of a meeting, the person calling or requesting such meeting, or any person designated by them, may give such notice. Notice of such meeting may be waived in writing by any shareholder. Notice of any adjourned meeting of the shareholders shall not be required if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, unless the Board of Directors sets a new record date for such meeting in which case notice shall be given in the manner provided in this Section 3.

         Section 4. Quorum and Shareholder Vote. A quorum for action on any subject matter at any annual or special meeting of shareholders shall exist when the holders of shares entitled to vote a majority of the votes entitled to be cast on such subject matter are represented in person or by proxy at such meeting. If a quorum is present, the affirmative vote of such number of shares as is required by the Georgia Business Corporation Code (as in effect at the time the vote is taken), for approval of the subject matter being voted upon, shall be the act of the shareholders, unless a greater vote is required by the Restated and Amended Articles of Incorporation, as amended from time to time ("Articles of Incorporation"), or these Bylaws. If a quorum is not present, a meeting of shareholders may be adjourned from time to time by the vote of shares having a majority of the votes of the shares represented at such meeting, until a quorum is present. When a quorum is present at the reconvening of any adjourned meeting, and if the requirements of Section 3 of this Article I have been observed, then any business may be transacted at such reconvened meeting in the same manner and to the same extent as it might have been transacted at the meeting as originally noticed.

         Section 5. Proxies. A shareholder may vote either in person or by proxy duly executed in writing by the shareholder. Unless written notice to the contrary is delivered to the Corporation by the shareholder, a proxy for any meeting shall be valid for any reconvention of any adjourned meeting.

         Section 6. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall have the power to fix a date, not more than 70 days prior to the date on which the particular action requiring a determination of shareholders is to be taken, as the record date for any such determination of shareholders. A record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof shall not be set less than 10 days prior to such meeting. In any case where a record date is set, under any provision of this Section 6, only shareholders of record on the said date shall be entitled to participate in the action for which the determination of shareholders of record is made, whether the action is payment of a dividend, allotment of any rights or any change or conversion or exchange of capital stock or other such action, and, if the record date is set for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, only such shareholders of record shall be entitled to such notice or vote, notwithstanding any transfer of any shares on the books of the Corporation after such record date.


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         Section 7.        Notice of Shareholder Business.

         Only such business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed exclusively by Section 8 of this Article I) shall be conducted at an annual meeting of the shareholders as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who (i) was a shareholder of record at the time of giving of notice provided for in this Section 7 and at the time of the meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 7. For the avoidance of doubt, the foregoing clause (b) of this
Section 7 shall be the exclusive means for a shareholder to propose such business (other than business included in the Corporation's proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended) before an annual meeting of shareholders.

         For business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed exclusively by Section 8 of this Article I) to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be appropriate for shareholder action under the provisions of the Georgia Business Corporation Code. To be timely, a shareholder's notice for such business must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation in proper written form as described in this Section 7, not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting of shareholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, such shareholder's notice must be delivered by the later of (a) the tenth day following the day of the Public Announcement (as defined in Section 11 of this Article I) of the date of the annual meeting or
(b) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment, deferral or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder's notice as described above.

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         To be in proper written form, a shareholder's notice to the Secretary shall set forth as to each matter of business the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend the Articles of Incorporation or these Bylaws, the specific language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, the residence name and address (if different from the Corporation's books), of the shareholder proposing such business, and the name and address of any Shareholder Associated Person (as defined in Section 11 of this Article I) covered by clauses (c), (d) and (f) below, (c) the class and number of shares of the Corporation which are directly or indirectly held of record or beneficially owned by the shareholder or by any Shareholder Associated Person with respect to the Corporation's securities, a description of any Derivative Positions (as defined in Section 11 of this Article I) directly or indirectly held or beneficially held by the shareholder or any Shareholder Associated Person, and whether and the extent to which a Hedging Transaction (as defined in Section 11 of this Article I) has been entered into by or on behalf of such shareholder or any Shareholder Associated Person, (d) a description of all arrangements or understandings between the shareholder or any Shareholder Associated Person or such other person or entity (including their names) in connection with the proposal of such business by the shareholder and any material interest of the shareholder, any Shareholder Associated Person or any other person or entity in such business, (e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (f) a representation as to whether such shareholder or any Shareholder Associated Person intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation's outstanding shares required to approve the proposal or otherwise to solicit proxies from shareholders in support of the proposal. In addition, any shareholder who submits a notice pursuant to this Section 7 is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 9 of this Article I. Notwithstanding anything in the Bylaws to the contrary, no business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed exclusively by Section 8 of this Article I) shall be conducted at an annual meeting except in accordance with the procedures set forth in this
Section 7. At an annual meeting, the Chairman shall determine, if the facts warrant, that business was not properly brought before the meeting in accordance with the provisions of this Section 7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Section 8.        Notice of Shareholder Nominees.

         Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 8 shall be eligible for election as Directors at an annual or special meeting of the shareholders.

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         Nominations of persons for election to the Board of Directors of the
Corporation may be made at an annual meeting of shareholders (or at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting) only (a) by or at the direction of the Board of Directors or (b) (provided, in the case of a special meeting of shareholders, that the Board of Directors has determined that directors are to be elected at such special meeting) by any shareholder of the Corporation who (i) was a shareholder of record at the time of giving of notice provided for in this
Section 8 and at the time of the meeting, (ii) is entitled to vote for the election of Directors at the meeting and (iii) complies with the notice procedures set forth in this Section 8. For the avoidance of doubt, the foregoing clause (b) of this Section 8 shall be the exclusive means for a shareholder to make nominations of persons for election to the Board of Directors at a meeting of shareholders. Any nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in proper written form as described in this Section 8 to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation (i) in the case of a special meeting, not earlier than one hundred twenty (120) days prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which a Public Announcement is made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting, or (ii) in the case of an annual meeting, not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting of shareholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, such shareholder's notice must be delivered by the later of
(a) the tenth day following the day of the Public Announcement of the date of the annual meeting or (b) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment, deferral or postponement of an annual or special meeting or the announcement thereof commence a new time period for the giving of a shareholder's notice as described above.

         To be in proper written form, such shareholder's notice shall set forth
(a) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, the following: (i) all information relating to the nominee that is required to be disclosed in connection with the solicitation of proxies for a contested election of Directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (ii) the signed consent of the nominee to serve as a Director of the Corporation if elected, (iii) the name, age, business address and residence address of the nominee, (iv) the principal occupation or employment of the nominee, (v) the class or series and number of shares of capital stock of the Corporation which are directly or indirectly owned beneficially or of record by the nominee, (vi) the date such shares were acquired and the investment intent of such acquisition, and (vii) the total number of shares that such shareholder believes will be voted for such nominee; and (b) as to the shareholder giving the notice, the following: (i) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (ii) the name and address, as they appear on the Corporation's books, the residence name and address (if different from the Corporation's books), of the shareholder proposing such business, and the name and address of any Shareholder Associated Person covered by clauses (iii), (iv), (v), (vi) and
(vii) below, (iii) the class and number of shares of the Corporation which are directly or indirectly held of record or beneficially owned by the shareholder or by any Shareholder Associated Person with respect to the Corporation's securities, a description of any Derivative Positions directly or indirectly held or beneficially held by the shareholder or any Shareholder Associated Person, and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such shareholder or any Shareholder Associated Person, (iv) how long such shareholder or any Shareholder Associated Person has beneficially owned (or otherwise had an interest in) such shares, (v) a description of all arrangements or understandings (including financial transactions and direct or indirect compensation) between such shareholder or any Shareholder Associated Person and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (vi) any other information relating to such shareholder or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for a contested election of directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and
(vii) a representation as to whether such shareholder or any Shareholder Associated Person intends to deliver a proxy statement or form of proxy to the holders of a sufficient number of the Corporation's outstanding shares to elect such nominee or otherwise to solicit proxies from shareholders in support of the nomination. In addition, any shareholder who submits a notice pursuant to this
Section 8 is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 9 of this Article I. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws. The Chairman shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

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         Notwithstanding anything in this Section 8 to the contrary, and only in the case of an annual meeting, if the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such Public Announcement is first made by the Corporation.

           Section 9. Update and Supplement of Shareholder's Notice. Any shareholder who submits a notice of proposal for business or nomination for election pursuant to Sections 7 or 8 of this Article I is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting of shareholders and as of the date that is ten (10) business days prior to such meeting of the shareholders or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting of shareholders (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting of shareholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting of shareholders or any adjournment or postponement thereof).

           Section 10. Requirements of Exchange Act. In addition to the foregoing provisions of this Article I, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements of these Bylaws applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws regardless of the shareholders' intent to utilize Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. Nothing in this Article I shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

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           Section 11. Definitions.  For purposes of Article I of these Bylaws, the term:

           "Derivative Positions" means, with respect to a shareholder or any Shareholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and any performance-related fees to which such shareholder or any Shareholder Associated Person is entitled based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the Corporation;

           "Hedging Transaction" means, with respect to a shareholder or any Shareholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power of such shareholder or any Shareholder Associated Person with respect to the Corporation's securities;

           "Public Announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended; and

           "Shareholder Associated Person" of any shareholder means (a) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (b) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder or (c) any person directly or indirectly controlling, controlled by or under common control with such Shareholder Associated Person.

           Section 12. Inspectors of Election; Opening and Closing the Polls. The Board of Directors by resolution shall have the sole authority, except as provided in this Section 12, to appoint one or more inspectors of election, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of shareholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting.

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                                   ARTICLE II

                                    DIRECTORS

         Section 1. Powers of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to any limitations imposed by law, by the Articles of Incorporation, or by these Bylaws.

         Section 2. Number of Directors. The number of directors constituting the entire Board of Directors shall be fixed from time to time exclusively by resolution adopted by the Board of Directors. No decrease in the number of directors shall shorten the term of any director at the time in office. Directors need not be residents of the State of Georgia. A director must retire upon attaining the age of 72, provided that if any such director attains the age of 72 prior to the end of such director's term, he or she may continue to serve until the next annual (or special) meeting of shareholders at which directors are to be elected.

         Section 3. Meetings of the Directors. The Board of Directors shall meet each year immediately following the annual meeting of shareholders, and the Board may by resolution provide for the time and place of other regular meetings. Special meetings of the Directors may be called by the Chairman of the Board or by a majority of the Directors.

         Section 4. Notice of Meetings. Notice of each meeting of the Directors shall be given by the Secretary at least two days before the meeting, to each Director, except that no notice need be given of regular meetings fixed by the resolution of the Board or of the meeting of the Board held at the place of and immediately following the annual meeting of the shareholders. Meeting notices may be given by any means permitted by the Georgia Business Corporation Code (as in effect at the time notice is given). Any Director may waive notice, either before or after the meeting, and shall be deemed to have waived notice if he or she is present at the meeting.

         Section 5. Action of Directors Without a Meeting. Any action required by law to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if the action is evidenced by one or more consents in writing or by electronic transmission describing the action taken, signed (including by manual, facsimile, conformed or electronic signature) by each Director, or all the members of the committee, as the case may be, and filed with the minutes of the proceedings of the Board or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board or the committee, as the case may be.

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         Section 6. Committees. The Board of Directors may, in its discretion, appoint committees, each consisting of one or more Directors, which shall have and may exercise such delegated powers as shall be conferred on or authorized by the resolutions appointing them, except that no such committee may: (a) approve or propose to shareholders action that the Georgia Business Corporation Code requires to be approved by shareholders, (b) fill vacancies on the Board of Directors or any of its committees, (c) amend the Articles of Incorporation of the Corporation pursuant to Section 14-2-1002 of the Georgia Business Corporation Code, (d) adopt, amend or repeal these Bylaws, or (e) approve a plan of merger not requiring shareholder approval. A majority of any such committee may determine its action, fix the time and place of its meetings, and determine its rules of procedure. Each committee shall keep minutes of its proceedings and actions and shall report regularly to the Board of Directors. The Board of Directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee.

         The Board of Directors shall establish an Executive Committee that shall have and may exercise all of the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, subject only to the limitations on the powers that may be exercised by a committee of the Board of Directors set forth above.

         Section 7. Compensation. The Board of Directors shall have the authority to determine from time to time the amount of compensation that shall be paid by the Corporation to its members for attendance at meetings of, or service on, the Board of Directors or any committee of the Board. The Corporation shall reimburse Directors for reasonable expenses of attendance at Directors' meetings and committee meetings and other reasonable expenses incurred in the performance of their duties.

         Section 8. Resignations; Removal; Vacancies. Any director may resign at any time upon written notice to the Corporation. The entire Board of Directors or any individual director may be removed only for cause and only at a shareholders' meeting. Any vacancy occurring in the Board of Directors or any newly created directorship shall be filled by the affirmative vote of a majority of the remaining directors, whether or not such a majority is less than a quorum of the Board of Directors. A director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office and until the election and qualification of his successor or, if the vacancy results from an increase in the number of directors, until the next election of directors by the shareholders.

         Section 9. Telephone Conference Meetings. Unless the Articles of Incorporation otherwise provide, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 9 shall constitute presence in person at such meeting.

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                                   ARTICLE III

                                    OFFICERS

         Section 1. Executive Structure of the Corporation. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board of Directors and a Secretary and such other officers or assistant officers, including a Chief Executive Officer, a President, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Secretaries, Treasurers, Assistant Secretaries or Assistant Treasurers, or any other officers that the Board of Directors may establish, as may be elected by the Board of Directors. Each officer shall hold office for the term for which such officer has been elected or until such officer's successor is elected and qualified, or until such officer's earlier resignation, removal from office, or death. Any two or more offices may be held by the same person; provided, however, that the offices of Chairman of the Board of Directors and Secretary shall not be held by the same person.

         Section 2. Chairman of the Board. The Chairman of the Board of Directors shall give guidance to the Chief Executive Officer and other officers of the Corporation in the setting of corporate policy and in the conduct of the Corporation's business and affairs. He shall preside generally at all meetings of the shareholders and all meetings of the Board of Directors and shall have such other duties as the Board of Directors shall from time to time prescribe.

         Section 3. Chief Executive Officer. The Chief Executive Officer shall, under the direction of the Board of Directors, have responsibility for the general direction of the business, policies and affairs of the Corporation.

         Section 4. Secretary. The Secretary shall keep the minutes of the meetings of the shareholders and the Board of Directors and shall have custody of and attest the seal of the Corporation.

         Section 5. Other Duties and Authorities. Each officer, employee and agent shall have such powers and duties as may be conferred on them by the Board of Directors or by a more senior officer.

         Section 6. Removal. Any officer may be removed at any time by the Board of Directors. A contract of employment for a definite term shall not prevent the removal of any officer, but this provision shall not prevent the making of a contract of employment with any officer and shall have no effect upon any cause of action that any officer may have as a result of removal in breach of a contract of employment.

         Section 7. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors or a committee of the Board of Directors, the Chairman of the Board or the Chief Executive Officer to the extent the Board of Directors has delegated such power and duty. No officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.

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                                   ARTICLE IV

                        DEPOSITORIES, SIGNATURE AND SEAL


         Section 1. Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such depository or depositories as the Board may designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents as the Board may from time to time authorize.

         Section 2. Contracts. All contracts and other instruments shall be signed on behalf of the Corporation by the Chief Executive Officer, or by such other officer, officers, agent or agents, as the Chief Executive Officer designates from time to time or as the Board from time to time may by resolution provide.

         Section 3. Seal. The corporate seal of the Corporation shall be in such form as the Board of Directors may from time to time determine. The seal may be manually affixed to any document or may be lithographed or otherwise printed on any document with the same force and effect as if it had been affixed manually. The signature of the Secretary or any Assistant Secretary shall attest the seal. If it is inconvenient to use such a seal at any time, the words "Corporate Seal" or the word "Seal" accompanying the signature of an officer signing for and on behalf of the Corporation shall be the seal of the Corporation if and to the extent permitted by law.


                                    ARTICLE V

                                 STOCK TRANSFERS

            Section 1. Form and Execution of Certificates; Uncertificated Shares. Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the Georgia Business Corporation Code. Each shareholder, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a certificate of the capital stock of the Corporation in such form as may be approved by the Board of Directors and signed by the Chairman of the Board or another officer and by the Secretary or any Assistant Secretary, provided that such certificate may be signed by the facsimile signature of either or both of such officers imprinted thereon if the same is countersigned by a transfer agent of the Corporation, and provided further that any certificate bearing the facsimile of the signature of such officers imprinted thereon shall be valid in all respects as if such person or persons were still in office, even though such officer or officers shall have died or otherwise ceased to be officers.

         Section 2. Transfers of Shares. Shares of stock in the Corporation, if such shares are certificated, shall be transferable only on the books of the Corporation upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the shareholder of record or such shareholder's duly authorized attorney-in-fact and with all taxes on the transfer having been paid, or upon proper instructions from the holder of uncertificated shares. The Corporation or its transfer agent or agents shall be authorized to refuse any transfer unless and until it is furnished such evidence as it may reasonably require showing that the requested transfer is proper.

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

         Section 3. Lost, Destroyed or Stolen Certificates. When the holder of record of a share or shares of stock of the Corporation claims that the certificate representing said share has been lost, destroyed or wrongfully taken, the Board may by resolution provide for, or may authorize such officer or agent as it may designate to provide for, the issuance of a certificate to replace the original if the holder of record so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, files with the Corporation a sufficient indemnity bond, if required by the Corporation, and furnishes evidence of such loss, destruction or wrongful taking satisfactory to the Corporation, in the reasonable exercise of its discretion. The Board may also authorize such officer or agent as it may designate to determine the sufficiency of such an indemnity bond and to determine reasonably the sufficiency of the evidence of loss, destruction or wrongful taking.

         Section 4. Transfer Agent and Registrar. The Board may (but shall not be required to) appoint a transfer agent or agents and a registrar or registrars to effect transfers of shares of stock, and may require that all stock certificates bear the signature of such transfer agent or of such transfer agent and registrar.



                                   ARTICLE VI

                                 INDEMNIFICATION

         Section 1. Mandatory Indemnification. The Corporation shall indemnify to the fullest extent permitted under the Georgia Business Corporation Code as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any individual who is a party to a proceeding (as defined in the Georgia Business Corporation Code) because he or she is or was a director or officer against liability (as director, officer and liability are defined in the Georgia Business Corporation Code), incurred in the proceeding, if such individual (a) conducted himself or herself in good faith,
(b) reasonably believed (i) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (ii) in all other cases that such conduct was at least not opposed to the best interests of the Corporation and, (c) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

         Section 2. Permissive Indemnification. The corporation shall have the power to indemnify to the fullest extent permitted by the Georgia Business Corporation Code as it presently exists or may hereinafter be amended, any individual made a party to a proceeding (as defined in the Georgia Business Corporation Code) because he or she is or was an employee or agent of the Corporation against liability (as defined in the Georgia Business Corporation
Code), incurred in the proceeding, if such individual (a) conducted himself or herself in good faith, (b) reasonably believed (i) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the Corporation; (ii) in all other cases that such conduct was at least not opposed to the best interests of the Corporation and (c) in the case of any criminal proceeding, had no reasonable cause to believe such conduct was unlawful.


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         Section 3. Advances for Expenses. The Corporation shall advance funds to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because he or she is a director or officer of the Corporation, and shall have the authority to advance funds to pay for or reimburse the reasonable expenses of an employee or agent of the Corporation who is a party to a proceeding because he or she is a employee or agent of the Corporation, in each case in advance of the final disposition of a proceeding if he or she delivers to the Corporation:

     (i) A written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in Section 1 or Section 2 above, as applicable, or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation of the Corporation, including, without limitation,
          Article VI thereof as it currently exists; and

     (ii) His or her written undertaking, to repay any funds advanced if it is ultimately determined that he or she is not entitled to indemnification.

The written undertaking required by paragraph (ii) above must be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability of the individual to make repayment.

         Section 4. Authorization. Any required authorizations under this
Article VI shall be made in accordance with the Georgia Business Corporation
Code.

         Section 5. Indemnification Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, provision of these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

         Section 6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

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                                   ARTICLE VII

                                     RECORDS

         Without prior approval of the Board of Directors in their discretion, the right of inspection set forth in Section 14-2-1602(c) of the Georgia Business Corporation Code shall not be available to any shareholder owning two percent (2%) or less of the shares outstanding.


                                  ARTICLE VIII

           ELECTION OF PROVISIONS OF GEORGIA BUSINESS CORPORATION CODE

         All requirements and provisions of Parts 2 and 3 of Article 11 of the Georgia Business Corporation Code, as may be in effect from time to time, including any successor statutes, shall be applicable to any "business combinations" (as defined in Parts 2 and 3 of such Article 11) of the Corporation.


                                   ARTICLE IX

                               AMENDMENT OF BYLAWS

         Except as otherwise provided by the Articles of Incorporation of the Corporation, these Bylaws may be altered, amended, repealed or new Bylaws adopted by the Board of Directors by the affirmative vote of a majority of all directors then holding office, but any bylaws adopted by the Board of Directors may be altered, amended, repealed, or any new bylaws adopted, by the shareholders at an annual or special meeting of shareholders, when notice of any such proposed alteration, amendment, repeal or addition shall have been given in the notice of such meeting. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.

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